Exhibit 1

            JOINT ACQUISITION STATEMENT PURSUANT TO RULE 13d-1(k)(l)

      The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

January 3, 2001                  CAXTON INTERNATIONAL LIMITED

                                 By:        /s/ Joseph Kelly
                                      ------------------------------------------
                                        Name:  Joseph Kelly
                                        Title: Vice President & Treasurer

                                 By:        /s/ Maxwell Quin
                                    --------------------------------------------
                                        Name:  Maxwell Quin
                                        Title: Vice President & Secretary

                                            /s/ Bruce S. Kovner
                                 -----------------------------------------------
                                 Bruce S. Kovner, by Scott B. Bernstein as
                                 Attorney-in-Fact